UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2022
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant’s telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Distributions Declared
On October 20, 2022, KBS Real Estate Investment Trust III, Inc.’s (the “Company”) board of directors authorized an October 2022 distribution in the amount of $0.04983333 per share on the outstanding shares of the Company’s common stock to stockholders of record as of the close of business on October 21, 2022, which the Company expects to pay in November 2022. Investors may choose to receive cash distributions or purchase additional shares through the Company’s dividend reinvestment plan.
Cancellation of All Unsatisfied Ordinary Redemption Requests for Calendar Year 2022
As previously disclosed, as of August 1, 2022, the Company had exhausted the funds available under the share redemption program for Ordinary Redemptions (defined below) for calendar year 2022. Ordinary Redemptions under the share redemption program are expected to resume for the January 31, 2023 redemption date. No Ordinary Redemption requests will be accepted or collected under the share redemption program until January 3, 2023, and all unsatisfied Ordinary Redemption requests for calendar year 2022 have been cancelled and must be resubmitted. For a stockholder’s shares to be eligible for redemption or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least five business days before the redemption date, or January 24, 2023 in the case of the January 2023 redemption cycle.
Ordinary Redemptions are all redemptions other than those that qualify for the special provisions for redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the share redemption program and, together, “Special Redemptions”). As of October 21, 2022, the Company had approximately 291,000 shares available for Special Redemptions for the remainder of 2022.
The Company’s board of directors may amend, suspend, or terminate the share redemption program upon ten business days’ notice. There are several limitations on the Company’s ability to redeem shares under the share redemption program. The complete share redemption program document is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2022 and is available at the SEC’s website at http://www.sec.gov.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The Company cannot predict future redemption demand with any certainty. If future redemption requests exceed the redemption limitations under the Company’s share redemption program, the number of rejected redemption requests will increase over time. Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that it will be able to provide additional liquidity to stockholders. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, each as filed with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: October 21, 2022	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary